Exhibit 99.1 NEWS RELEASE Contact: Jesse Ngoo Phone Number: 817-845-2622 Email: jesse.ngoo@fleishman.com

CLOUD-BASED MANAGED FILE TRANSFER SOLUTION FROM GLOBALSCAPE® HELPS AVI-SPL STREAMLINE GLOBAL OPERATIONS

Audiovisual solutions leader, AVI-SPL, consolidates and simplifies file transfer and supply chain processes using GlobalSCAPE's Managed Information Xchange service

SAN ANTONIO, Texas-July 19, 2011- GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions today announced the successful deployment of its Managed Information Xchange (MIX) service at AVI-SPL, the largest global integrator of audio and video communications systems and services. Tampa-based AVI-SPL is recognized as an innovative leader in the collaboration and AV industry, the result of a 2008 merger between Audio Visual Innovations (AVI) and Signal Perfection Ltd (SPL).

A longtime user of GlobalSCAPE's Enhanced File Transfer Server™ (EFT Server™), AVI-SPL looked to GlobalSCAPE for a cloud-based file transfer solution when a planned implementation of an Electronic Data Interchange system put a strain on its existing infrastructure. In addition to managing supply chain processes to support operations in 32 offices, AVI-SPL regularly transfers sizable files such as blue prints, CAD drawings, technical specifications, and custom graphics during the planning and installation of advanced custom AV systems.

"At AVI-SPL, collaboration is essential to everything we do," said Leslie Johnson, AVI-SPL senior vice president of IT. "Secure, efficient file transfers help us collaborate more effectively with partners and customers. The GlobalSCAPE team has gone to great lengths to ensure that the MIX service gives us a scalable, reliable platform to support those efforts."

Launched in July 2010, MIX integrates GlobalSCAPE's market-leading EFT Server solution with infrastructure from the world's leader in the hosting and cloud computing industry. MIX enables companies of any size to outsource all or part of its information exchange functions to reduce costs, increase efficiencies, track and audit transactions, and provide greater levels of security and compliance. GlobalSCAPE's deployment at AVI-SPL adds to the many businesses worldwide who use the award-winning MIX service.

"It's thrilling to see the results AVI-SPL has achieved using GlobalSCAPE's cloud-based solution," says Mark Perry, GlobalSCAPE's vice president of managed solutions. "Scalability, flexibility, and support are hallmarks of all of our products, and customers are drawn very strongly to them. AVI-SPL's decision to use MIX is a perfect example of an outsourced technology solution delivering real value- more efficient operations and reduced IT costs."

More information on GlobalSCAPE's MIX and AVI-SPL's implementation of the MIX solution can be found at www.globalscape.com/products/casestudies.aspx.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global solutions provider that equips organizations to securely exchange sensitive information and files across multiple locations and with customers and partners. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. Serving a customer base that spans more than 150 countries and includes the majority of Fortune 100 companies, GlobalSCAPE's primary focus is providing customers with intuitive and efficient managed file transfer (MFT) solutions while also ensuring end-to-end security. For more information, visit www.globalscape.com or follow our blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2009 calendar year, filed with the Securities and Exchange Commission on March 30, 2010.